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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

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                           COLLATERAL TRUST AGREEMENT

                          dated as of December 23, 2003

                                      among

                                NRG ENERGY, INC.,

                            NRG POWER MARKETING INC.,

                 the Guarantors from time to time party hereto,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                            as Administrative Agent,

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                   as Trustee

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Collateral Trustee

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                                TABLE OF CONTENTS

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                                                                                                         PAGE
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ARTICLE 1.        DEFINITIONS; PRINCIPLES OF CONSTRUCTION...........................................        2
        SECTION 1.1        Defined Terms............................................................        2
        SECTION 1.2        Rules of Interpretation..................................................       14

ARTICLE 2.        THE TRUST ESTATES.................................................................       15
        SECTION 2.1        Declaration of Senior Trust..............................................       15
        SECTION 2.2        Declaration of Junior Trust..............................................       16
        SECTION 2.3        Priority of Liens........................................................       17
        SECTION 2.4        Collateral Shared Equally and Ratably within Class.......................       19

ARTICLE 3.        OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE......................................       19
        SECTION 3.1        Undertaking of the Collateral Trustee....................................       19
        SECTION 3.2        Release or Subordination of Liens........................................       20
        SECTION 3.3        Remedies Upon Actionable Default.........................................       20
        SECTION 3.4        Application of Proceeds..................................................       21
        SECTION 3.5        Powers of the Collateral Trustee.........................................       22
        SECTION 3.6        Documents and Communications.............................................       22
        SECTION 3.7        For Sole and Exclusive Benefit of Holders of Secured Obligations.........       22
        SECTION 3.8        Additional Secured Debt..................................................       22

ARTICLE 4.        OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE GUARANTORS.........................       24
        SECTION 4.1        Release of Liens.........................................................       24
        SECTION 4.2        Delivery of Copies to Secured Debt Representatives.......................       25
        SECTION 4.3        Collateral Trustee not Required to Serve, File or Record.................       26

ARTICLE 5.        IMMUNITIES OF THE COLLATERAL TRUSTEE..............................................       26
        SECTION 5.1        No Implied Duty..........................................................       26
        SECTION 5.2        Appointment of Agents and Advisors.......................................       26
        SECTION 5.3        Other Agreements.........................................................       26
        SECTION 5.4        Solicitation of Instructions.............................................       26
        SECTION 5.5        Limitation of Liability..................................................       26
        SECTION 5.6        Documents in Satisfactory Form...........................................       26
        SECTION 5.7        Entitled to Rely.........................................................       27
        SECTION 5.8        Secured Debt Default.....................................................       27
        SECTION 5.9        Actions by Collateral Trustee............................................       27
        SECTION 5.10       Security or Indemnity in favor of the Collateral Trustee.................       27
        SECTION 5.11       Rights of the Collateral Trustee.........................................       27
        SECTION 5.12       Limitations on Duty of Collateral Trustee in Respect of Collateral.......       28
        SECTION 5.13       Assumption of Rights, Not Assumption of Duties...........................       28
        SECTION 5.14       No Liability for Clean Up of Hazardous Materials.........................       28

ARTICLE 6.        RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE.................................       29
        SECTION 6.1        Resignation or Removal of Collateral Trustee.............................       29
        SECTION 6.2        Appointment of Successor Collateral Trustee..............................       29
        SECTION 6.3        Succession...............................................................       29
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
ARTICLE 7.        MISCELLANEOUS PROVISIONS..........................................................       30
        SECTION 7.1        Amendment................................................................       30
        SECTION 7.2        Further Assurances.......................................................       32
        SECTION 7.3        Successors and Assigns...................................................       32
        SECTION 7.4        Delay and Waiver.........................................................       33
        SECTION 7.5        Notices..................................................................       33
        SECTION 7.6        Entire Agreement.........................................................       34
        SECTION 7.7        Compensation; Expenses...................................................       34
        SECTION 7.8        Indemnity................................................................       35
        SECTION 7.9        Severability.............................................................       35
        SECTION 7.10       Headings.................................................................       35
        SECTION 7.11       Obligations Secured......................................................       36
        SECTION 7.12       Governing Law............................................................       36
        SECTION 7.13       Consent to Jurisdiction..................................................       36
        SECTION 7.14       Waiver of Jury Trial.....................................................       36
        SECTION 7.15       Counterparts.............................................................       36
        SECTION 7.16       Effectiveness............................................................       37
        SECTION 7.17       Additional Obligors......................................................       37
        SECTION 7.18       Continuing Nature of this Agreement......................................       37
        SECTION 7.19       Insolvency...............................................................       37
        SECTION 7.20       Rights and Immunities of Secured Debt Representatives....................       37

ARTICLE 8.        CREDIT AGREEMENT PARALLEL DEBT FOR DUTCH AND SWISS SECURITY INTERESTS.............       38

ARTICLE 9.        INDENTURE PARALLEL DEBT FOR DUTCH AND SWISS SECURITY INTERESTS....................       39

         Exhibits:

         Exhibit A                  Collateral Trust Joinder

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                  This Collateral Trust Agreement, dated as of December 23, 2003
(this "Agreement"), is entered into by and among NRG ENERGY, INC., a Delaware corporation (the "Company"), NRG POWER MARKETING INC., a Delaware corporation ("Power Marketing" and, together with the Company, the "Credit Agreement Borrowers"), the Guarantors from time to time party hereto, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent (as defined below), LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee (as defined below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee
(together with its successors in such capacity, the "Collateral Trustee").

                                    RECITALS

                  1. The Credit Agreement Borrowers intend to enter into a Credit Agreement dated as of the date hereof (as amended, supplemented, replaced or modified from time to time, the "Credit Agreement") among the Credit Agreement Borrowers, the several banks and other financial institutions or entities from time to time parties thereto as lenders, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Lehman Brothers Inc., as joint lead book runners and joint lead arrangers (in such capacities, collectively, the "Arrangers"), Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent (in such capacity and together with its successors, the "Administrative Agent") and as collateral agent (in such capacity and together with its successors, the "Collateral Agent"), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the "Syndication Agent"), and General Electric Capital Corporation, as revolver agent, which will provide for a $1,450,000,000 credit facility to be made available in the form of revolving loans, term loans, swingline loans and letters of credit to be issued thereunder or to be deposited in the form of credit-linked deposits thereunder.

                  2. The Company intends to issue 8% Second Priority Senior Secured Notes (the "Notes") in an aggregate principal amount of $1,250,500,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, replaced or modified from time to time, the "Indenture") among the Company, the Guarantors and Law Debenture Trust Company of New York, as trustee (in such capacity and together with its successors, the "Trustee").

                  3. The Credit Agreement Borrowers and the Guarantors intend to secure their respective Secured Obligations (as defined below), including their obligations under the Credit Agreement and any future Priority Lien Debt, on a priority basis, and, subject to such priority, their obligations under the Indenture and any future Parity Lien Debt, with security interests in all present and future Collateral (as defined below) to the extent that such security interests have been provided for in the applicable Security Documents (as defined below).

                  4. This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

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                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1 Defined Terms.

                  (a) The following terms shall have the following meanings:

                  "Act of Instructing Debtholders" shall mean, as to any matter at any time, (a) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Priority Debt Representatives representing the holders of Priority Lien Debt constituting more than 50% of the sum of (x) the aggregate outstanding amount of all Priority Lien Debt and (y) the face amount of any outstanding letters of credit issued under Priority Lien Documents or, if such direction is delivered in respect of any act other than the enforcement of remedies or the protections of Liens on Collateral, 50% of the sum of (i) the aggregate outstanding amount of all Priority Lien Debt, (ii) the aggregate undrawn commitments with respect to all Priority Lien Debt and (iii) the face amount of all outstanding letters of credit issued under any Priority Lien Document, and (b) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Parity Debt Representatives representing the Required Parity Debtholders. For this purpose, Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any such Affiliate shall be entitled to vote to direct the relevant Secured Debt Representative.

                  "Actionable Default" shall mean (a) prior to the Discharge of Priority Lien Obligations, the occurrence of any event of default under any Priority Lien Document, the result of which is that (i) the holders of Priority Lien Debt under such Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof or (ii) such Secured Obligations automatically become due and payable prior to the stated maturity thereof, and (b) at any time after the Discharge of Priority Lien Obligations, the occurrence of any event of default under any Parity Lien Document, the result of which is that (x) the holders of Parity Lien Debt under such Parity Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof or (y) such Secured Obligations automatically become due and payable prior to the stated maturity thereof.

                  "Administrative Agent" shall have the meaning assigned to such term in the recitals.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified, and shall include any "person" or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934) that owns

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directly or indirectly, beneficially or of record, 5% or more of any class of
Equity Interests in the person specified or that is an officer or director of the person specified.

                  "Agreement" shall have the meaning assigned to such term in the preamble.

                  "Arrangers" shall have the meaning assigned to such term in the recitals.

                  "Bankruptcy Case" shall mean any case under Title 11 of the United States Code or any comparable foreign law equivalent, or any successor bankruptcy law commenced voluntarily or involuntarily against the Company or any other Obligor.

                  "Board of Directors" shall mean (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership,
(iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (iv) with respect to any other person, the board or committee of such person serving a similar function.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CERCLA" shall have the meaning assigned to such term in
Section 5.14.

                  "Class" shall mean all Secured Parties having the same priority. This Agreement includes two Classes of Secured Parties, the holders of Priority Lien Obligations and the holders of Parity Lien Obligations.

                  "Closing Date" shall mean the date hereof.

                  "Collateral" shall mean, in the case of each Series of Secured Debt, all properties and assets of the Company and each applicable Guarantor, now owned or hereafter acquired, in which Liens have been granted to the Collateral Trustee under any of the Security Documents to secure the Secured Obligations in respect of such Series of Secured Debt.

                  "Collateral Agent" shall have the meaning assigned to such term in the recitals.

                  "Collateral Trustee" shall have the meaning assigned to such term in the preamble.

                  "Collateral Trust Joinder" shall mean an agreement substantially in the form of Exhibit A hereto.

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                  "Company" shall have the meaning assigned to such term in the preamble.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative thereto; provided that when used in connection with the Collateral Trustee's rights with respect to, or security interest in, any Collateral, "control" shall have the meaning specified in the UCC with respect to that type of Collateral.

                  "Control Agreement" shall mean a Control Agreement to be executed and delivered by the applicable Obligor and the other party or parties thereto, as required by the Guarantee and Collateral Agreement.

                  "Credit Agreement" shall have the meaning assigned to such term in the recitals.

                  "Credit Agreement Agent" shall mean, at any time and for so long as the Credit Agreement shall be in effect, the person serving at such time as the "Administrative Agent" under the Credit Agreement or any other representative of the Lenders then most recently designated by the Lenders in accordance with the terms of the Credit Agreement, in a written notice delivered to each Secured Debt Representative and the Collateral Trustee, as the Credit Agreement Agent for the purposes of each of the Priority Lien Documents, and, at any time when the Credit Agreement shall no longer be in effect, the person serving at such time as the "Agent" or "Administrative Agent" under the applicable Credit Facility or any other representative of the lenders thereunder then most recently designated by such lenders in accordance with the terms of the agreement relating to such facility, in a written notice delivered to each Secured Debt Representative and the Collateral Trustee, as the Credit Agreement Agent for the purposes of each of the Priority Lien Documents.

                  "Credit Agreement Borrowers" shall have the meaning assigned to such term in the preamble.

                  "Credit Agreement Documents" shall mean the Credit Agreement and the Security Documents.

                  "Credit Agreement Parallel Debt" shall have the meaning assigned to such term in Article 8.

                  "Credit Facilities" shall mean, one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

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                  "Credit-Linked Deposits" shall mean the cash deposit made by the Lenders to reimburse drawings on certain letters of credit issued under the Credit Agreement, which deposit is held by the Administrative Agent in accordance with the Credit Agreement.

                  "Discharge of Priority Lien Obligations" shall mean the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute Priority Lien Debt; (ii) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit); (iii) discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit constituting Priority Lien Debt; (iv) return in full in cash of any Credit-Linked Deposits to the applicable Lenders and (v) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

                  "Dutch Security Documents" shall mean (a) the first priority Deed of Pledge dated December 23, 2003, among NRG International LLC, as Pledgor, NRGenerating International B.V., as Company and the Collateral Trustee, as Pledgee, (b) the second priority Deed of Pledge dated December 23, 2003, among NRG International LLC, as Pledgor, NRGenerating International B.V., as Company and the Collateral Trustee, as Pledgee, (c) the first priority Deed of Pledge dated December 23, 2003, among NRGenerating Holdings (No. 21) B.V., as Pledgor, Tosli Acquisition B.V., as Company and the Collateral Trustee, as Pledgee, and
(d) the second priority Deed of Pledge dated December 23, 2003, among NRGenerating Holdings (No. 21) B.V., as Pledgor, Tosli Acquisition B.V., as Company and the Collateral Trustee, as Pledgee.

                  "Environmental Laws" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

                  "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "equally and ratably" shall mean, in reference to sharing of Liens or proceeds thereof as between the Secured Parties of the same Class, that such Liens or proceeds:

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                           (i)      shall be allocated and distributed first to
         each Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of (and, in the case of the Credit Agreement, any Credit-Linked Deposits) and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

                           (ii) shall be allocated and distributed (if any remain after payment in full of all of the principal of (and, in the case of the Credit Agreement, any Credit-Linked Deposits) and interest and premium (if any) on all outstanding Secured Obligations within that Class) to each Secured Debt Representative for each outstanding series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

                  It is understood and agreed that Liens and proceeds will not be shared between Classes.

                  "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a partnership or limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Governmental Authority" shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any person (the "guarantor") shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of

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assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement dated as of the date hereof and executed and delivered by the Company and each Guarantor.

                  "Guarantors" shall mean, initially, in the case of any Series of Secured Debt, each Subsidiary party hereto that, pursuant to the terms of the Guarantee and Collateral Agreement, has provided a Guarantee in respect of the Secured Obligations evidenced by such Series of Secured Debt and shall include any future Subsidiary required by the terms of any Secured Debt Document to become a guarantor of the Secured Obligations evidenced thereby, and any successor of the foregoing.

                  "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue, flue desulfurization material, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any hazardous or toxic chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

                  "Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Hedging Agreement.

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business that are not more than 90 days past due), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value, or make any payment in cash (whether dividends, interest or otherwise) prior to any applicable maturity date with respect to any Series of Secured Debt in respect of, any Equity Interests in such person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an

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existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed (provided that, if such person has not assumed such Indebtedness of another person, then the amount of Indebtedness of such person for purposes of this clause (f) shall be equal to the lesser of the amount of the Indebtedness of the other person and the fair market value of the assets of such person which secures such Indebtedness), (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations or Synthetic Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

                  "Indemnified Liabilities" shall mean any and all liabilities (including all Environmental Liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including Environmental Laws) applicable to or enforceable against the Company or any of its subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

                  "Indemnitee" shall have the meaning assigned to such term in
Section 7.8(a).

                  "Indenture" shall have the meaning assigned to such term in the recitals.

                  "Indenture Parallel Debt" shall have the meaning assigned to such term in Article 9.

                  "Insolvency Proceeding" shall mean:

                           (i) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

                           (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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                           (iii)    any other proceeding of any type or nature
         in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

                  "Junior Trust Estate" shall have the meaning assigned to such term in Section 2.2.

                  "Lenders" shall mean, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit, Credit-Linked Deposits or other extensions of credit that constitute (or when provided will constitute) Priority Lien Debt outstanding under the Credit Agreement.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

                  "Note Documents" shall mean the Indenture, the Notes, each Sharing Confirmation and the Security Documents.

                  "Notes" shall have the meaning assigned to such term in the recitals.

                  "Notice of Actionable Default" shall mean a written notice given to the Collateral Trustee stating that an Actionable Default has occurred and is continuing, delivered by (i) prior to the Discharge of Priority Lien Obligations, the Secured Debt Representative for the holders of Priority Lien Obligations that are governed by the Secured Debt Document pursuant to which such Actionable Default has occurred, and (ii) following the Discharge of Priority Lien Obligations, the Secured Debt Representative for the holders of Parity Lien Obligations that are governed by the Secured Debt Document pursuant to which such Actionable Default has occurred.

                  "Obligations" shall mean any principal (including reimbursement obligations with respect to letters of credit whether or not any drawing has been made thereon and including, in the case of the Credit Agreement, any obligations to return Credit-Linked Deposits), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the loans or notes and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or Hedging Agreement.

                  "Obligor" shall mean the Company and the applicable
Guarantors.

                  "Parity Debt Representative" shall mean:

                           (i)      in the case of the Notes, the Trustee; or

                           (ii) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Parity Lien Debt, and who has executed a Collateral Trust Joinder.

                  "Parity Lien" shall mean a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

                  "Parity Lien Debt" shall mean (i) the Notes and (ii) any other Indebtedness (including additional notes) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under the applicable provisions of the Indenture and the Credit Agreement (each if then in effect) and any other applicable Secured Debt Document; provided, in the case of each issue or series of Indebtedness referred to in this clause
(ii), that:

                  (a) on or before the date on which such Indebtedness was incurred by the Company such Indebtedness is designated by the Company, in an officers' certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Parity Lien Debt for the purposes of the Indenture (if then in effect) and this Agreement;

                  (b) such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation; and

                  (c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Liens granted to the Collateral Trustee, for the benefit of the Secured Parties, to secure such Indebtedness or Obligations in respect thereof are satisfied

(and the satisfaction of such requirements and the other provisions of this clause (ii) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company delivers to the Collateral Trustee an officers' certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt, together with an opinion of counsel stating that such officers' certificate has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof will be entitled to rely conclusively thereon).

                  "Parity Lien Documents" shall mean, collectively, the Note Documents and any indenture or agreement governing each other Series of Parity Lien Debt and all agreements binding on any Obligor related thereto.

                  "Parity Lien Obligations" shall mean Parity Lien Debt and all other Obligations in respect thereof.

                  "Parity Lien Secured Parties" shall mean the holders of Parity Lien Obligations and any Parity Debt Representatives.

                  "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

                  "Power Marketing" shall have the meaning assigned to such term in the preamble.

                  "Priority Debt Representative" shall mean (i) in the case of the Credit Agreement (and any Hedging Agreements that are permitted to be incurred by the terms of each Secured Debt Document and are permitted by the terms of the Priority Lien Documents relating to the Credit Agreement to be secured equally and ratably with the Priority Lien Obligations thereunder), the Administrative Agent; or (ii) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt Representative (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

                  "Priority Lien" shall mean a Lien granted by a Security Document to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, upon any property of the Company or any other Obligor to secure Priority Lien Obligations.

                  "Priority Lien Debt" shall mean (i) the Indebtedness under, together with the aggregate amount of all Credit-Linked Deposits made pursuant to, the Credit Agreement and (ii) Indebtedness, including any deposit that is similar to the Credit-Linked Deposits, under any other Credit Facility that is secured equally and ratably with the Indebtedness under the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under the applicable provisions of the Credit Agreement and the Indenture (each if then in effect) and any other applicable Secured Debt Document, but only if on or before the day on which such Indebtedness under a Credit Facility described in clause
(ii) above is incurred by any applicable Obligor such Indebtedness is designated by such Obligor, in an officers' certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Priority Lien Debt for the purposes of each of the Parity Lien Debt Documents and this Agreement.

                  "Priority Lien Documents" shall mean, collectively, the Credit Agreement Documents and the credit agreement, indenture or other agreement governing any other Credit Facility pursuant to which the Priority Lien Debt is incurred and all other agreements governing, securing or related to any Priority Lien Obligations.

                  "Priority Lien Obligations" shall mean the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and includes, in the case of the Credit Agreement and any other Credit Facility the Indebtedness under which constitutes Priority Lien Debt, any obligations in respect of Hedging Agreements that are permitted to be incurred by the terms of the Priority Lien Documents relating to the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities, and are permitted by the terms of the Priority Lien Documents relating to the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities to be secured equally and ratably with the Priority Lien Obligations thereunder.

                  "Priority Lien Secured Parties" shall mean the holders of Priority Lien Obligations and any Priority Debt Representatives.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                  "Required Parity Debtholders" shall mean, at any time in respect of any action or matter, holders of a majority in aggregate outstanding principal amount of all Parity Lien Debt then outstanding, voting together as a single class. For this purpose, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any such Affiliate shall be entitled to vote to direct the relevant Parity Debt Representative.

                  "Responsible Officer" shall mean, with respect to the Collateral Trustee or any Secured Debt Representative, any officer within the corporate trust department of the Collateral Trustee or such Secured Debt Representative, as the case may be, including any managing director, director, vice president, assistant vice president, associate, trust officer or any other officer of the Collateral Trustee or such Secured Debt Representative, as the case may be, who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  "Secured Debt" shall mean Parity Lien Debt and Priority Lien Debt.

                  "Secured Debt Default" shall mean any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

                  "Secured Debt Documents" shall mean the Parity Lien Documents and the Priority Lien Documents.

                  "Secured Debtholder" shall mean, at any time, a person which then is the holder of any Secured Debt (including any Credit-Linked Deposits or similar deposits) or has any commitment with respect to any Secured Debt or the issuance of any letters of credit under any Secured Debt Document or the making of any loans under any Secured Debt Document.

                  "Secured Debt Representative" shall mean each Parity Debt Representative and each Priority Debt Representative.

                  "Secured Obligations" shall mean the Parity Lien Obligations and the Priority Lien Obligations.

                  "Secured Parties" shall mean the Parity Lien Secured Parties and the Priority Lien Secured Parties.

                  "Security Documents" shall mean this Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

                  "Senior Trust Estate" shall have the meaning assigned to such term in Section 2.1.

                  "Series of Parity Lien Debt" shall mean, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

                  "Series of Priority Lien Debt" shall mean, severally, the extensions of credit under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained and shall include, in the case of the Credit Agreement and any other Credit Facility the Indebtedness under which constitutes Priority Lien Debt, any obligations in respect of Hedging Agreements that are permitted to be incurred by the terms of the Priority Lien Documents relating to the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities, and are permitted by the terms of the Priority Lien Documents relating to the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities to be secured equally and ratably with the Priority Lien Obligations thereunder

                  "Series of Secured Debt" shall mean, severally, the Notes, each other issue or Series of Parity Lien Debt, the extensions of credit under the Credit Agreement, and each other issue or Series of Priority Lien Debt.

                  "Sharing Confirmation" shall mean, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in this

Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Trustee to perform its obligations under this Agreement.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Company.

                  "Swiss Security Documents" shall mean (a) the Public Certification regarding the pledge of the shares in NRG International Holdings GmbH (1st ranking right of pledge) dated December 22, 2003 between NRG International III Inc., as pledgor and the Collateral Trustee, as pledgee (b) the Public Certification regarding the pledge of the shares in NRG International Holdings GmbH (2nd ranking right of pledge) dated December 22, 2003 between NRG International III Inc., as pledgor and the Collateral Trustee, as pledgee, (c) the Public Certification regarding the pledge of the shares in NRG International Holdings (No.2) GmbH (1st ranking right of pledge) dated December 22, 2003 between NRG International III Inc., as pledgor and the Collateral Trustee, as pledgee, and (d) the Public Certification regarding the pledge of the shares in NRG International Holdings (No.2) GmbH (2nd ranking right of pledge) dated December 22, 2002 between NRG International III Inc., as pledgor and the Collateral Trustee, as pledgee.

                  "Syndication Agent" shall have the meaning assigned to such term in the recitals.

                  "Synthetic Lease Obligations" shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).

                  "Trustee" shall have the meaning assigned to such term in the recitals.

                  "Trust Estates" shall have the meaning assigned to such term in Section 2.2.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

                  (b)      All terms used in this Agreement that are defined in
Article 9 of the UCC, and not otherwise defined herein shall have the meanings therein set forth.

         SECTION 1.2 Rules of Interpretation.

                  (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) Unless otherwise indicated, any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

                  (d) The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

                  (e) References to "Sections" and "clauses" shall be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

                  (f) References to "Articles" shall be to Articles of this Agreement unless otherwise specifically provided.

                  (g) References to "Exhibits" and "Schedules" shall be to Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  (h) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                  (i) This Agreement, the other Security Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Security Documents and any instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Security Documents and any instruments and documents entered into and delivered in connection therewith.

                          ARTICLE 2. THE TRUST ESTATES

         SECTION 2.1 Declaration of Senior Trust.

                  TO SECURE the payment of the Priority Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Senior Trust Estate"),

                  TO HAVE AND TO HOLD the Senior Trust Estate unto the Collateral Trustee and its successors and assigns in trust under this Agreement,

                  IN TRUST, NEVERTHELESS, for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations,

                  PROVIDED, that if at any time (i) all Liens granted by any and all of the Priority Lien Documents have been released as provided in Section 4.1, (ii) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate, (iii) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) and (iv) the Company delivers to the Collateral Trustee an officer's certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that Obligors are not required by any Priority Lien Document to grant any Lien upon any property to secure the Priority Lien Obligations, then the senior trust arising hereunder shall terminate, except that, notwithstanding such termination, all provisions set forth in Sections 7.7 and 7.8 hereof enforceable by the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) shall remain enforceable in accordance with their terms,

                  AND THE PARTIES FURTHER DECLARE AND COVENANT that the Senior Trust Estate shall be held and distributed by the Collateral Trustee subject to the further agreements herein.

         SECTION 2.2 Declaration of Junior Trust.

                  TO SECURE the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Junior Trust Estate", and together with the Senior Trust Estate, the "Trust Estates"),

                  TO HAVE AND TO HOLD the Junior Trust Estate unto the Collateral Trustee and its successors and assigns in trust under this Agreement,

                  IN TRUST, NEVERTHELESS, for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations,

                  PROVIDED, that if at any time (i) all Liens granted by any and all of the Parity Lien Documents have been released as provided in Section 4.1,
(ii) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate, (iii) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) and (iv) the Company delivers to the Collateral Trustee an officer's certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Obligors are not required by any Parity Lien Document to grant any Lien upon any property to secure the Parity Lien Obligations, then the junior trust arising hereunder shall terminate, except that, notwithstanding such termination, all provisions set forth in Sections 7.7 and 7.8 hereof enforceable by the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) shall remain enforceable in accordance with their terms,

                  AND THE PARTIES FURTHER DECLARE AND COVENANT that the Junior Trust Estate shall be held and distributed by the Collateral Trustee subject to the further agreements herein.

         SECTION 2.3 Priority of Liens.

                  (a) Notwithstanding anything else contained herein or in any Security Document, it is the intent of the parties that: (i) this Agreement and the Security Documents create two separate and distinct Trust Estates and
Liens: the Senior Trust Estate and Lien securing the payment and performance of the Priority Lien Obligations and the Junior Trust Estate and Lien securing the payment and performance of the Parity Lien Obligations and (ii) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

                  (b) The parties hereto agree that, after the date hereof and prior to the Discharge of Priority Lien Obligations, in no event shall the Parity Debt Representatives or any Parity Lien Secured Parties have a Lien on or security interest in any Collateral that is not subject and subordinate to the first priority lien of the Priority Lien Secured Parties. Notwithstanding (i) anything to the contrary contained in any Parity Lien Document and irrespective of the time, order or method of attachment or perfection of the security interests created by the Priority Lien Documents or the Parity Lien Documents,
(ii) anything contained in any filing or agreement to which the Priority Lien Secured Parties or Parity Lien Secured Parties or any other party hereto may be a party and (iii) the rules for determining priority under the UCC or any other law governing the relative priorities of secured creditors, any security interest in any Collateral that is part of the Senior Trust Estate has and shall have priority over any security interest in such Collateral that is part of the Junior Trust Estate.

                  (c) Whether or not any Bankruptcy Case or Insolvency Proceeding has been commenced by or against any Obligor, until the Discharge of Priority Lien Obligations, (i) the Parity Lien Secured Parties will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral that is subject to the Senior Trust Estate, (B) institute any action or proceeding with respect to such rights or remedies with respect to any Collateral, including any action of foreclosure, (C) contest, protest or object to any foreclosure proceeding or action brought by the Priority Lien Secured Parties or any other exercise by the Priority Lien Secured Parties of any rights and remedies under any Priority Lien Documents relating to the Collateral that is subject to the Senior Trust Estate, (D) object to the forbearance by the Priority Lien Secured Parties to the bringing or pursuing of any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral that is subject to the Senior Trust Estate, (E) take or receive from the Obligors, directly or indirectly, in cash or other property or by set off or in any other manner, the Collateral or any part thereof or proceeds therefrom in satisfaction of the Parity Lien Obligations, (F) contest or seek to invalidate any Liens or security interests securing the Priority Debt Obligations, or the perfection thereof, or the validity or enforceability of this Agreement, (G) take or permit any action prejudicial to or inconsistent with the priority position of the Senior Trust Estate over the Junior Trust Estate, (H) object to any adequate protection or similar relief requested and obtained by the Priority Lien Secured Parties in any Insolvency Proceeding or Bankruptcy Case with respect to any Obligor or (I) object to any consent or approval by the Priority Lien Secured Parties to the use of cash or other Collateral, or any similar relief, in any Insolvency Proceeding or Bankruptcy Case with respect to any Obligor, and (ii) the Priority Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies with respect to any Collateral that is part of the Senior Trust Estate, regardless of whether such Collateral may also be part of the Junior Trust Estate. Notwithstanding the foregoing, the Parity Lien Secured Parties may enforce rights, exercise remedies and take actions (A) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations, (B) as necessary to perfect a Lien upon any Collateral by any method of perfection except through possession or control or (C) as necessary to prove, preserve or protect (but not enforce) the Liens securing the Parity Lien Obligations.

                  (d) In exercising rights and remedies with respect to the Collateral, the Priority Debt Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including (i) the exercise or forebearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations, (ii) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral, (iii) the release, with or without consideration, of the Collateral from the Senior Trust Estate, and, in connection with any such release, the concurrent release, with or without consideration (as determined by the Priority Lien Secured Parties), of such collateral from the Junior Trust Estate, (iv) the exercise or forebearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the

Security Documents, (v) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations and (vi) the exercise or forebearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

                  (e) Without in any way limiting the generality of the foregoing paragraphs, the Priority Lien Secured Parties may, at any time and from time to time, without the consent of or notice to the Parity Lien Secured Parties, without incurring responsibility to the Parity Lien Secured Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Parity Lien Secured Parties, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding, (ii) release any person or entity liable in any manner for the collection of the Priority Lien Obligations,
(iii) release the Lien on any Collateral securing the Priority Lien Obligations and (iv) exercise or refrain from exercising any rights against any Obligor.

                  (f) The doctrine of marshalling of assets or collateral or any other legal or equitable principle or doctrine which could otherwise, in any way, constrain, limit or affect the order or manner of the enforcement against any person obligated for the Priority Lien Obligations or the liquidation of the Senior Trust Estate shall not be applicable to the Senior Trust Estate or to the rights of the Priority Lien Secured Parties under this Agreement.

         SECTION 2.4 Collateral Shared Equally and Ratably within Class. The parties hereto agree that the payment and satisfaction of all of the Secured Obligations within each Class shall be secured equally and ratably by the security interests established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.4 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3 hereof.

            ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

         SECTION 3.1 Undertaking of the Collateral Trustee.

                  (a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee for the benefit solely and exclusively of the present and future Secured Parties:

                           (i)      accept, enter into, hold, maintain,
         administer and enforce all Security Documents, including all Collateral subject thereto, and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

                           (ii) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

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

                           (iii) deliver and receive notices pursuant to the Security Documents;

                           (iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

                           (v) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

                           (vi) execute and deliver amendments to the Security Documents as from time to time authorized by an Act of Instructing Debtholders; and

                           (vii) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

                  (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to it.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee shall not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have received a Notice of Actionable Default, or a Responsible Officer of the Collateral Trustee has actual knowledge that an Actionable Default has occurred and is continuing, and then only in accordance with the provisions of this Agreement.

         SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except (a) as directed by an Act of Instructing Debtholders, (b) as required by Article 4,
(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction or (d) for the subordination of the Junior Trust Estate and the Parity Liens to the Senior Trust Estate and the Priority Liens.

         SECTION 3.3 Remedies Upon Actionable Default. If the Collateral Trustee at any time receives a Notice of Actionable Default or other notice that an Actionable Default has occurred and is continuing, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Instructing Debtholders and will act, or decline to act, as directed by an Act of Instructing Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Instructing

Debtholders. Unless it has been directed to the contrary by an Act of Instructing Debtholders, the Collateral Trustee in any event may (but shall not be obligated to) take or refrain from taking such action with respect to any Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

         SECTION 3.4 Application of Proceeds.

                  (a) The Collateral Trustee shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any real property mortgage in the following order of application:

                  FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee's fees or any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent in connection with any Security Document, including any amounts payable by the Collateral Trustee, as collateral trustee, to or for the benefit of persons other than the Secured Debtholders pursuant to the terms thereof;

                  SECOND, to the respective Priority Debt Representatives for application to the payment of Priority Lien Obligations equally and ratably, or to be held by the Priority Debt Representatives pending such application, until all Priority Debt Obligations have been paid in full in cash or the cash amount held by the Priority Debt Representatives in respect of all Priority Lien Obligations is sufficient to pay all Priority Lien Obligations in full in cash;

                  THIRD, to the respective Parity Debt Representatives for application to the Parity Lien Obligations entitled to the benefit of such Collateral equally and ratably, or to be held by the Parity Debt Representatives pending such application, until all Parity Lien Obligations have been paid in full in cash or the cash amount held by the Parity Debt Representatives in respect of all Parity Lien Obligations is sufficient to pay all Parity Lien Obligations in full in cash; and

                  FOURTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations entitled to the benefit of such Collateral shall be paid to the Company or the other applicable Obligor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

                  For this purpose, "proceeds" of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee's Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations).

                  (b) If any Parity Debt Representative or any holder of a Parity Lien Obligation collects or receives any proceeds in respect of the Parity Lien Obligations that should have been applied to the payment of the Priority Lien Obligations in accordance with clause (a) above and, with respect to a Parity Debt Representative, a Responsible Officer of such Parity Debt Representative shall have received written notice, or shall have actual knowledge, of the same prior to such Parity Debt Representative's distribution of such proceeds, whether after the commencement of a Bankruptcy Case or otherwise, such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, shall forthwith deliver the same to the

Collateral Trustee, for the account of the holders of the Priority Lien Obligations, in the form received, duly indorsed to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations to be applied in accordance with clause (a) above. Until so delivered, such proceeds shall be held by such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and shall be deemed to be held segregated from other funds and property held by such Parity Debt Representative or such holder of a Parity Lien Obligation.

         SECTION 3.5 Powers of the Collateral Trustee.

                  (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Instructing Debtholders.

                  (b) No Secured Debt Representative, Secured Debtholder or other holder of Secured Obligations shall have any liability whatsoever for any act or omission of the Collateral Trustee.

         SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each Secured Debtholder upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

         SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee shall accept, hold, administer and enforce all Liens at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and shall distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

         SECTION 3.8 Additional Secured Debt.

                  (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that (i) holds Secured Obligations that are identified as a holder of Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b) and (ii) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder.

                  (b) The Company or other applicable Obligor shall be permitted to designate as additional Secured Debtholders hereunder each person who is, or who becomes, the registered holder of Parity Lien Debt or the holder of Priority Lien Debt incurred by the Company or such other Obligor after the date of this Agreement in accordance with the terms of the Secured Debt Documents; provided that for purposes of this Section 3.8, all extensions of credit under the

Credit Agreement (including issuances of letters of credit) shall be deemed to be incurred on the date hereof so that no such further designation shall be required to be made so that all such extensions of credit under the Credit Agreement (regardless when made or incurred) shall be deemed Priority Lien Debt. The Company or other applicable Obligor may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

                           (i) An officer's certificate of the Company stating that:

                                    (A)      the Company or such other Obligor
                  intends to incur additional Secured Debt ("New Secured Debt") which shall either be (x) Priority Lien Debt permitted by each agreement governing Secured Debt to be secured with a Priority Lien on a pari passu basis with all previously existing Priority Lien Debt and which, when incurred and after giving pro forma effect to the incurrence of such Priority Lien Debt and the application of the proceeds therefrom, shall be in an aggregate principal amount that is permitted by the terms of the Secured Debt Documents or (y) Parity Lien Debt permitted by each agreement governing Secured Debt to be secured with a Parity Lien on a pari passu basis with all previously existing Parity Lien Debt and which, when incurred and after giving pro forma effect to the incurrence of such Parity Lien Debt and the application of the proceeds therefrom, shall be in an aggregate principal amount that is permitted by the terms of each Secured Debt Document; and

                                    (B)      after giving pro forma effect to
                  the incurrence of such New Secured Debt and the application of the proceeds therefrom, no Secured Debt Default shall have occurred and be continuing and, to the best of the signatory's knowledge after due inquiry, no event or condition shall have occurred which could reasonably be expected to result in a Secured Debt Default;

                           (ii) evidence that the Company or such other Obligor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the New Secured Debt is secured by the Collateral;

                           (iii) evidence that the officer's certificate delivered pursuant to clause (i) above has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered; and

                           (iv) a written notice specifying the name and address of the Secured Debt Representative for such series of New Secured Debt for purposes of Section 7.5.

Notwithstanding the foregoing, nothing in this Agreement shall be construed to allow the Company or any other Obligor to incur additional Indebtedness unless otherwise permitted by the terms of the Secured Debt Documents.

                     ARTICLE 4. OBLIGATIONS ENFORCEABLE BY
                         THE COMPANY AND THE GUARANTORS

         SECTION 4.1 Release of Liens.

                  (a) The Collateral Trustee's Liens upon the Collateral will be released pursuant to Section 4.1(b) below:

                           (i) in whole, upon (A) the payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged, (B) the return in full of all outstanding Credit-Linked Deposits (or similar deposits) made under all Secured Debt Documents and (C) the termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

                           (ii)     as to any Collateral that is sold,
         transferred or otherwise disposed of by the Company or any other Obligor in a transaction or other circumstance which is not prohibited by all of the Secured Debt Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; and

                           (iii) as to any Collateral other than Collateral being released pursuant to clauses (i) or (ii) of this Section 4.1(a), if consent to the release of such Collateral has been given by an Act of Instructing Debtholders; provided that if such Collateral represents all or substantially all of the Collateral, consent to release of such Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt under the applicable Secured Debt Document, and in each case, such release has become effective in accordance with such consent.

                  (b) The Collateral Trustee agrees for the benefit of the Company and the other Obligors that if the Collateral Trustee at any time receives:

                           (i) an officer's certificate of the Company stating that (x) such officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (y) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (z) in the opinion of such officer, such conditions precedent, if any, have been complied with;

                           (ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

                           (iii) the written confirmation of each Priority Debt Representative (or, at any time after a Discharge of Priority Lien Obligations, each Parity Debt Representative (such confirmation to be given following receipt of, and based solely on, the officer's certificate described in 4.1 (b)(i) above) that, in its view, such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents, then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

                  (c)      The Collateral Trustee hereby agrees that:

                           (i) in the case of any release pursuant to clause (ii) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the request of the Company or other applicable Obligor, the Collateral Trustee shall either be present at the closing of such transaction or shall deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

                           (ii) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Instructing Debtholders pursuant to Section 4.1(a)(iii), the Collateral Trustee shall deliver a copy of such Act of Instructing Debtholders to each Secured Debt Representative.

                  (d)      Each Secured Debt Representative hereby agrees that:

                           (i) as soon as reasonably practicable after receipt of an officer's certificate from the Company pursuant to
         Section 4.1(b)(i) it will, to the extent required by such Section, either provide (x) the written confirmation required by Section 4.1(b)(iii), (y) a written statement that such release is not permitted by Section 4.1(a) or (z) a request for further information from the Company reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (x) or (y), as applicable; and

                           (ii) within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(ii), such Secured Debt Representative shall deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Parity Lien Debt for which it acts as Secured Debt Representative.

         SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each officer's certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such officer's certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

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

         SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its security interest in any Collateral.

                ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

         SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents.

         SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and shall not be responsible for any misconduct or negligence on the part of any of them.

         SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Instructing Debtholders, the Collateral Trustee may execute additional Security Documents delivered to it after the date of this Agreement, provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee shall not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

         SECTION 5.4 Solicitation of Instructions.

                  (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Instructing Debtholders or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

                  (b) No written direction given to the Collateral Trustee by an Act of Instructing Debtholders, which in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents shall be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

         SECTION 5.5 Limitation of Liability. The Collateral Trustee shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at

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

any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

         SECTION 5.7 Entitled to Rely. The Collateral Trustee may conclusively rely upon any certificate, notice or other document (including any facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons and need not investigate any fact or matter stated in any such document. The Collateral Trustee may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Obligor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Debtholders for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an officer's certificate or an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on such officer's certificate or opinion of counsel as to such matter.

         SECTION 5.8 Secured Debt Default. The Collateral Trustee shall not be required to inquire as to the occurrence or absence of any Secured Debt Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it receives a Notice of Actionable Default or a Responsible Officer of the Collateral Trustee has actual knowledge that an Actionable Default has occurred and is continuing.

         SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement, the Collateral Trustee shall act or refrain from acting as directed by an Act of Instructing Debtholders and shall be fully protected if it does so.

         SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

         SECTION 5.11 Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder, it shall be entitled to refrain from taking any action (and shall incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

         SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

                  (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

                  (b) The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

         SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein, (a) each of the parties thereto shall remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed, (b) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder shall not release such parties from any of their respective duties or obligations under the other Security Documents and (c) the Collateral Trustee shall not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

         SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under the provisions of the

Comprehensive Environmental Response Cleanup and Liability Act or any similar Environmental Laws (collectively, "CERCLA") or otherwise cause the Collateral Trustee to incur, or be exposed to, any Environmental Liability or any liability under CERCLA or any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee shall not be liable to any person for any Environmental Liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, Release or threatened Release of Hazardous Materials into the environment.

          ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

         SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee, (a) the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Company and
(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Instructing Debtholders.

         SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Instructing Debtholders. If no successor Collateral Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which shall be a bank or trust company (a) authorized to exercise corporate trust powers, (b) having a combined capital and surplus of at least $500,000,000 and (c) maintaining an office in New York, New York. The Collateral Trustee shall fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

         SECTION 6.3 Succession. When the person so appointed as successor Collateral Trustee accepts such appointment:

                  (a) such person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee shall be discharged from its duties and obligations hereunder, and

                  (b) the predecessor Collateral Trustee shall promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and shall execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

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Thereafter the predecessor Collateral Trustee shall remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.7 and 7.8.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

         SECTION 7.1 Amendment.

                  (a) No amendment or supplement to the provisions of this Agreement or any other Security Document (to which the Collateral Trustee is a party) will be effective without the approval of the Collateral Trustee acting as directed by an Act of Instructing Debtholders, except that:

                           (i) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Company or any other applicable Obligor party thereto and the Collateral Trustee;

                           (ii) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Debtholder (A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Instructing Debtholders (or amends the provisions of this clause (ii) or the definition of "Act of Instructing Debtholders" or "Actionable Default"), (B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral, in each case that has not been released in accordance with the provisions described in Section 4.1 or (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1 shall become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document;

                           (iii) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such shall become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively; and

                           (iv) any amendment or supplement that has the effect solely of adding a parallel debt hereunder in respect of any future Series of Secured Debt that shall become entitled to the benefits of this Agreement, which is in form substantially the same as the Credit Agreement Parallel Debt and the Indenture Parallel Debt contained herein, will become effective when executed and delivered by the Company or any other applicable Obligor party thereto, the applicable Secured Debt Representative with respect to such future Series of Secured Debt and the Collateral Trustee.

The Collateral Trustee shall not enter into any such amendment or supplement unless it shall have received an officer's certificate of the Company to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the

Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any person, priority, matters with respect to such additional Collateral. Notwithstanding the foregoing, any amendment, supplement or other agreement regarding the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in Section 4.1.

                  (b) The Collateral Trustee, acting as directed by an Act of Instructing Debtholders, and the Obligors may, at any time and from time to time, without the consent of any Parity Lien Secured Parties, enter into amendments or other written agreements supplemental to any Security Document that is a Priority Lien Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Security Document that is a Priority Lien Document or changing in any manner the rights of the holders of the Priority Lien Secured Parties or the Obligors thereunder. Any amendment or waiver of, or any consent under, any provision of any Priority Lien Document that is a Security Document (except to the extent that such amendment, waiver or consent, would have the effect of releasing Collateral from the Junior Trust Estate not in accordance with Section 4.1) shall apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any Parity Lien Secured Parties and without any action by any Obligor or any Parity Lien Secured Parties. The Company shall promptly notify the Parity Lien Secured Parties of any amendment or waiver of, or any consent under, any provision of any Priority Lien Document that is a Security Document that applies automatically to any comparable provision of any comparable Parity Lien Document, which notice shall include a copy of such amendment, waiver or consent, as applicable, provided that the failure to give such notice shall not affect the validity of such amendment or waiver of, or consent under, the Priority Lien Documents.

                  (c) Without an Act of Instructing Debtholders, no Parity Lien Document that is a Security Document (but that is not also a Priority Lien Document) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Parity Lien Document that is a Security Document, would be inconsistent with any of the terms of the Priority Lien Documents or this Agreement. The Parity Lien Secured Parties agree that each Parity Lien Document that is a Security Document (but that is not also a Priority Lien Document) shall include the following language:

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of December 23, 2003 (the "Collateral Trust Agreement") among Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, the Collateral Trustee, Law Debenture Trust Company of New York, as Trustee, NRG Energy, Inc. and NRG Power Marketing Inc., as the Credit Agreement Borrowers, and the other Guarantors party thereto (as amended, modified or supplemented from time to time). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern."

; provided, however, that if the jurisdiction in which any such Parity Lien Document shall be filed prohibits the inclusion of the language above or would prevent a document containing such language to be recorded of record, the Parity Debt Representatives and the Priority Debt Representatives agree, prior to such Parity Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Parity Lien Document is subject to the provisions of this Agreement.

         SECTION 7.2 Further Assurances The Company and each of the other Obligors shall do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the applicable Secured Obligations, duly created and enforceable and except, with respect to any Series of Secured Debt, to the extent not required to be perfected by the Secured Debt Documents relating to such Series of Secured Debt, perfected Liens upon the Collateral, including after-acquired Collateral and any property or assets which become Collateral pursuant to the definition thereof after the date hereof, subject, in the case of Parity Lien Obligations with respect to the Collateral that secures such Parity Lien Obligations, only to the Priority Liens and those Liens that arise by operation of law and are not voluntarily granted, in each case as contemplated by the Secured Debt Documents.

                  Upon the reasonable request of the Collateral Trustee at any time and from time to time, the Company and each of the other Obligors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

         SECTION 7.3 Successors and Assigns.

                  (a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be null and void. All obligations of the Collateral Trustee hereunder shall inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

                  (b) Neither the Company nor any other Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be null and void. All obligations of the Company and the other Obligors hereunder shall inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

         SECTION 7.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         SECTION 7.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:              Deutsche Bank Trust Company Americas
                                           60 Wall Street, 27th Floor
                                           Mail Stop: NYC60-2710
                                           New York, NY 10005
                                           Attention: Annie Jaghatspanyan
                                           Fax: (212) 797-8614

If to the Company or any other Obligor:

                                           NRG Energy, Inc.
                                           901 Marquette Avenue, Suite 2300
                                           Minneapolis, MN 55402-3265
                                           Attention: Treasurer, Chief Financial
                                           Officer and General Counsel
                                           Fax: (612) 373-5312

If to the Administrative Agent:            Credit Suisse First Boston
                                           Eleven Madison Avenue
                                           New York, NY 10010
                                           Attention: Julia Kingsbury
                                           Fax: (212) 325-8304

If to the Trustee:                         Law Debenture Trust Company of New
                                           York
                                           767 Third Avenue, 31st Floor
                                           New York, NY 10017
                                           Attention: Estelle Lawrence
                                           Fax: (212) 750-1361

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

                  Each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.5.

                  Promptly following any Discharge of Priority Lien Obligation each Priority Debt Representative with respect to each applicable Series of Priority Lien Debt that is so discharged shall provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

         SECTION 7.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

         SECTION 7.7 Compensation; Expenses.

                  The Obligors jointly and severally agree to pay, promptly upon demand:

                  (a) such compensation to the Collateral Trustee and its agents, co-agents and sub-agents as the Company and the Collateral Trustee shall agree in writing from time to time;

                  (b) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

                  (c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

                  (d) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Trustee's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

                  (e) all other reasonable costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

                  (f) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Bankruptcy

Case or Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee or the Secured Debt Representatives.

The agreements in this Section 7.7 shall survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

         SECTION 7.8 Indemnity.

                  (a) The Obligors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative, each Secured Debtholder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under Section 7.8(a) shall be payable upon demand.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.8(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Obligors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (d) No Obligor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Obligors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 7.8 shall survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

         SECTION 7.9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

         SECTION 7.10 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         SECTION 7.11 Obligations Secured. All obligations of the Obligors set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.

         SECTION 7.12 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of law principles.

         SECTION 7.13 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Obligor, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts, (b) waives any defense of forum non conveniens, (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with
Section 7.5, (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect and (e) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

         SECTION 7.14 Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.14 and executed by each of the parties hereto), and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 7.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         SECTION 7.16 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

         SECTION 7.17 Additional Obligors. The Company shall cause each Subsidiary that becomes an Obligor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such subsidiary to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company agrees to provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section.

         SECTION 7.18 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, shall be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or a Bankruptcy Case or otherwise by any of the Priority Lien Secured Parties or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any of the Priority Lien Secured Parties in an Insolvency Proceeding or a Bankruptcy Case or otherwise (and whether by demand, settlement, litigation or otherwise), any payment or distribution received by any of the Parity Lien Secured Parties with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, shall be deemed to have been received by the Parity Lien Secured Parties in trust as property for the Priority Lien Secured Parties and the Parity Lien Secured Parties shall forthwith deliver such payment or distribution to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, for application to the Priority Lien Obligations until such Priority Lien Obligations shall have been paid in full in cash and all commitments in respect of Priority Lien Obligations shall have been terminated.

         SECTION 7.19 Insolvency. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding or Bankruptcy Case by or against any Obligor. The relative rights, as provided for in this Agreement, shall continue after the commencement of any such Insolvency Proceeding or Bankruptcy Case on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

         SECTION 7.20 Rights and Immunities of Secured Debt Representatives. The Administrative Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Trustee shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative shall be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such person shall act as representative, in each case as if specifically set forth herein. In no event shall any Secured Debt Representative be liable for any act or omission on the part of the Obligors or the Collateral Trustee hereunder.

         ARTICLE 8. CREDIT AGREEMENT PARALLEL DEBT FOR DUTCH AND SWISS
                               SECURITY INTERESTS

                  Without prejudice to the provisions of the Credit Agreement, and for the purpose of ensuring and preserving the validity and continuity of the security interests granted and to be granted under or pursuant to the Dutch Security Documents and the Swiss Security Documents, the Credit Agreement Borrowers hereby irrevocably and unconditionally undertake to pay to the Collateral Trustee amounts equal to and in the currency of the total amount of the Secured Obligations (as defined in the Credit Agreement), which from time to time are due in accordance with and under the same terms and conditions as each of the Secured Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the "Credit Agreement Parallel Debt").

                  The Credit Agreement Borrowers and the Collateral Trustee acknowledge that (i) for this purpose the Credit Agreement Parallel Debt constitutes undertakings, obligations and liabilities of the Credit Agreement Borrowers to the Collateral Trustee which are separate and independent from, and without prejudice to, the corresponding Secured Obligations which exist between the Credit Agreement Borrowers and the Secured Parties (as defined in the Credit Agreement) and (ii) the Credit Agreement Parallel Debt represents the Collateral Trustee's own claims (vorderingen op naam) (Forderung in eigenem Namen) to receive payment of the Credit Agreement Parallel Debt, provided that the total amount of the Credit Agreement Parallel Debt shall never exceed the total amount of the Secured Obligations.

                  Every payment of monies made by the Credit Agreement Borrowers or the applicable Guarantors to the Administrative Agent (as defined in the Credit Agreement) regarding the Credit Agreement shall, conditionally upon such payment not subsequently being voided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, be in satisfaction pro tanto of the covenant by the Credit Agreement Borrowers contained in the first paragraph of this Article 8, provided that, if any such payment as is mentioned above is subsequently voided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Collateral Trustee shall be entitled to receive a corresponding amount as Credit Agreement Parallel Debt under the first paragraph under this Article 8 from the Credit Agreement Borrowers and the Credit Agreement Borrowers shall remain liable to satisfy such Credit Agreement Parallel Debt and such Credit Agreement Parallel Debt shall be deemed not to have been discharged.

                  Subject to the provisions of the first paragraph of this
Article 8, but notwithstanding any of the other provisions of this Article 8:

                  (a) the total amount due and payable as Credit Agreement Parallel Debt under this Article 8 shall be decreased to the extent the Credit Agreement Borrowers or the applicable Guarantors shall have paid any amounts to the Secured Parties or any of them to reduce the outstanding Secured Obligations or any of the Secured Parties otherwise receives any amount in payment of the Secured Obligations; and

                  (b) to the extent that the Credit Agreement Borrowers or the applicable Guarantors shall have paid any amounts to the Collateral Trustee under the Credit Agreement Parallel Debt or the Collateral Trustee otherwise shall have received monies in payment of the Credit Agreement Parallel Debt, the total amount due and payable under the Secured Obligations shall be decreased as if said amounts were received directly in payment of the Secured Obligations.

                  For the avoidance of doubt, in the event that the Credit Agreement Borrowers are in default in respect of the Secured Obligations, as set forth in the Credit Agreement, the Credit Agreement Borrowers shall, at the same time, be deemed in default in respect of their obligations under the Credit Agreement Parallel Debt.

   ARTICLE 9. INDENTURE PARALLEL DEBT FOR DUTCH AND SWISS SECURITY INTERESTS

                  Without prejudice to the provisions of the Indenture, and for the purpose of ensuring and preserving the validity and continuity of the security interests granted under or pursuant to the Dutch Security Documents and the Swiss Security Documents, the Company hereby irrevocably and unconditionally undertakes to pay to the Collateral Trustee amounts equal to and in the currency of the total amount of the Parity Lien Obligations in respect of the Notes, which from time to time are due in accordance with and under the same terms and conditions as each of the Notes and the Indenture (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the "Indenture Parallel Debt").

                  The Company and the Collateral Trustee acknowledge that (i) for this purpose the Indenture Parallel Debt constitutes undertakings, obligations and liabilities of the Company to the Collateral Trustee which are separate and independent from, and without prejudice to, the corresponding Parity Lien Obligations in respect of the Notes that are issued by the Company to the holders of the Notes and (ii) that the Indenture Parallel Debt represents the Collateral Trustee's own claims (vorderingen op naam) (Forderung in eigenem Namen) to receive payment of the Indenture Parallel Debt, provided that the total amount of the Indenture Parallel Debt shall never exceed the total amount of the Parity Lien Obligations in respect of the Notes.

                  Every payment of monies made by the Company or the applicable Guarantors to the Trustee regarding the Parity Lien Obligations in respect of the Notes shall, conditionally upon such payment not subsequently being voided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, be in satisfaction pro tanto of the covenant by the Company contained in the first paragraph of this Article 9, provided that, if any such payment as is mentioned above is subsequently voided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Collateral Trustee shall be entitled to receive a corresponding amount as Indenture Parallel Debt under the first paragraph of this Article 9 from the Company and the Company shall remain liable to satisfy such Indenture Parallel Debt and such Indenture Parallel Debt shall be deemed not to have been discharged.

                  Subject to the provision in the first paragraph in this
Article 9, but notwithstanding any of the other provisions of this Article 9:

                  (a) the total amount due and payable as Indenture Parallel Debt under this Article 9 shall be decreased to the extent the Company or the applicable Guarantors shall have paid any amounts to the holders or any of them to reduce the outstanding Parity Lien Obligations in respect of the Notes or any of the holders otherwise receives any amount in payment of the Parity Lien Obligations in respect of the Notes; and

                  (b) to the extent that the Company shall have paid any amounts to the Collateral Trustee under the Indenture Parallel Debt or the Collateral Trustee otherwise shall have received monies in payment of the Indenture Parallel Debt, the total amount due and payable under the Parity Lien Obligations in respect of the Notes shall be decreased as if said amounts were received directly in payment of the Parity Lien Obligations in respect of the Notes.

                  For the avoidance of doubt, in the event that the Company is in default in respect of the Parity Lien Obligations in respect of the Notes, as set forth in the Indenture, the Company shall, at the same time, be deemed in default in respect of its obligations under the Indenture Parallel Debt.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                                       The Borrowers:

                                       NRG ENERGY, INC.,

                                       By: __________________________________
                                           Name:
                                           Title:

                                       NRG POWER MARKETING INC.,

                                       By: __________________________________
                                           Name:
                                           Title:

                                       The Guarantors:

                                       [INSERT AS APPLICABLE]

                                       By: __________________________________
                                           Name:
                                           Title:

                                       The Administrative Agent:

                                       CREDIT SUISSE FIRST BOSTON,
                                       acting through its Cayman Islands Branch,

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       The Trustee:

                                       LAW DEBENTURE TRUST COMPANY OF
                                       NEW YORK, not in its individual capacity but as Trustee under the Indenture,

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       The Collateral Trustee:

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                       By: ____________________________________
                                           Name:
                                           Title:

                                                                    Exhibit A to
                                                      Collateral Trust Agreement

                            Collateral Trust Joinder

                  The undersigned, _____________________, a _______________, hereby agrees to become party as [an Obligor] [a Parity Debt Representative] [a Priority Debt Representative] under the Collateral Trust Agreement dated as of December 23, 2003, by and among NRG Energy, Inc., a Delaware corporation, NRG Power Marketing Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent under the Credit Agreement (as defined therein), Law Debenture Company of New York, as Trustee under the Indenture (as defined therein), and Deutsche Bank Trust Company Americas, as Collateral Trustee, for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Collateral Trust Agreement as fully as if the undersigned had executed and delivered said Collateral Trust Agreement as of the date thereof.

                  The provisions of Article 7 of said Collateral Trust Agreement shall apply with like effect to this Joinder.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ___________________, 20____.

                                       [______________________________________]

                                       By: ____________________________________
                                           Name:
                                           Title: